EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHARMING SHOPPES REPORTS FIRST QUARTER RESULTS;
PROVIDES OUTLOOK FOR SECOND QUARTER OF FISCAL 2009

Bensalem, PA, May 21, 2008 – Charming Shoppes, Inc. (NASDAQ:CHRS) a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, today reported sales and operating results for the first quarter ended May 3, 2008.  The Company today also provided its initial earnings outlook for the second fiscal quarter ending August 2, 2008.

Thirteen Weeks Ended May 3, 2008
For the thirteen weeks ended May 3, 2008, the Company reported income from continuing operations of $0.7 million, or $0.01 per diluted share.  This compares to income from continuing operations of $26.5 million, or $0.20 per diluted share for the thirteen weeks ended May 5, 2007. The Company’s income from continuing operations for the first quarter ended May 3, 2008 includes after-tax charges of $2.2 million, or $0.02 per diluted share, related to previously announced consolidation and streamlining initiatives, and $2.4 million, or $0.02 per diluted share, for advisory and legal fees arising out of the proxy contest which was settled on May 8, 2008.

The Company’s first quarter results for the current and prior year periods exclude the income statement impact of the non-core misses apparel catalog titles within the Company’s Direct-to-Consumer segment, which have been classified as a “discontinued operation”.  This is related to the Company’s April 25, 2008 announcement that it is exploring a broad range of operating and strategic alternatives, which is expected to result in the sale of its non-core misses apparel catalog titles.

Net sales from continuing operations for the thirteen weeks ended May 3, 2008 decreased 8% to $641.3 million, compared to net sales from continuing operations of $696.6 million for the thirteen weeks ended May 5, 2007.  Net sales from continuing operations exclude sales related to the Company’s non-core misses catalogs, operating results of which are accounted for in the “loss from operations of discontinued component” section of the Company’s accompanying Statement of Operations.

•
Net sales for the Company’s Retail Stores segment were $614.9 million during the thirteen weeks ended May 3, 2008, a decrease of 10% compared to $686.7 million during the thirteen weeks ended May 5, 2007.  Consolidated comparable store sales for the Company’s Retail Stores segment decreased 13% during the thirteen weeks ended May 3, 2008, compared to flat comparable store sales during the thirteen weeks ended May 5, 2007.

•
Net sales from continuing operations for the Company’s Direct-to-Consumer segment were $26.9 million during the thirteen weeks ended May 3, 2008, compared to $10.3 million during the thirteen weeks ended May 5, 2007.

Commenting on sales and operating results for the quarter, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc. stated, “We continue to be disappointed with our overall sales performance, which has been impacted by downward traffic trends to our stores.  As we manage through this challenging environment, it has been our strategy to operate with much leaner inventories in order to protect and improve our merchandise margins.  Our same store inventories were 13% lower at the end of the quarter, compared to a year ago, and as a result, our merchandise margins improved compared to our first quarter ended May 5, 2007. Our promotional strategy during the first quarter was less aggressive as compared to a year ago, and as a result, we experienced increases in our average dollar sale.  We continue to see strong positive customer response to our Right Fit pant programs, which are being rolled out in both denim and wear-to-work offerings at our Lane Bryant and Catherines brands, and are planned to be expanded to the Fashion Bug brand during August.  We have also seen solid improvement in the performance of our intimate apparel departments, particularly at our Lane Bryant and Fashion Bug brands.  However, the positive response to our spring merchandise offerings, as outlined above, has been more than offset by the reduced demand for our core merchandise offerings.  We are working diligently to mitigate our same store sales decreases, and will continue to address the balance of our fashion apparel offerings in order to better meet our customers’ needs.”

Comparable store sales by retail brand for the three months ended May 3, 2008, were:
Lane Bryant Stores(1)	-12%
Fashion Bug Stores	-12%
Catherines Stores	-16%
Consolidated Retail Store Brands	-13%
(1) Includes Lane Bryant Outlet Stores

Net sales from continuing operations by brand for the three months ended May 3, 2008 and
May 5, 2007:
	Three Months	Three Months
	Ended 5/3/08	Ended 5/5/07
	($ in millions)	($ in millions)
Lane Bryant(1)	$298.3	$323.2
Fashion Bug	$223.9	$258.0
Catherines	$86.8	$100.8
Direct-to-Consumer	$26.9	$10.3
Other (2)	$5.4	$4.3
Consolidated Net Sales from Continuing Operations	$641.3	$696.6
(1) Includes Lane Bryant Outlet Stores;
(2) Includes Petite Sophisticate Retail and Outlet Stores.

Bern continued, “We have executed on a number of initiatives that have allowed us to generate significant free cash flow. The relocation of our Catherines’ home office operations to Bensalem was completed on schedule on March 31, 2008.  During the quarter, we closed 23 of the 150 underperforming stores identified for closure during this fiscal year.  Additionally, as previously announced, we have identified additional reductions that we have implemented in our fiscal year 2009 capital budget, resulting in a decrease of approximately $63 million, or nearly 50% compared to our expenditures for fiscal year 2008.”

Discontinued Operations
For the thirteen weeks ended May 3, 2008, the Company reported a loss from operations of discontinued component of $(35.1) million (net of tax), or $(0.30) per diluted share.  The loss from operations of discontinued component includes a loss on results of operations of approximately $(6.7) million, and an estimated loss on disposal of approximately $(28.4) million, related to the planned sale of the non-core misses catalog businesses.

Adoption of Accounting Change, EITF 06-4
During the first quarter ended May 3, 2008, the Company adopted Emerging Issues Task Force (EITF) Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.”  EITF 06-4 addresses accounting for separate agreements that split life insurance policy benefits between an employer and an employee, and requires employers to recognize a liability for future benefits payable to the employee under such agreements.  During the first quarter, the Company has adopted the provisions of EITF 06-4, and expects to recognize a liability in the range of $10 - $15 million, through a cumulative-effect adjustment to retained earnings.  Charming Shoppes’ agreements for split life insurance policy benefits applies only to former executive officers, and is not related to current executive officers.

Outlook for the Second Fiscal Quarter ending August 2, 2008
Given the continuing uncertain economic climate and the Company’s expectations for continuing weak traffic trends, the Company has taken a conservative approach in planning for the second quarter of fiscal year 2009. The Company expects that the difficult retail apparel environment will continue and, in response, the Company will maintain lean inventories and carefully control operating expenses, in an effort to continue to generate positive free cash flow.

For the three month period ending August 2, 2008, the Company has projected diluted earnings per share from continuing operations in the range of $(0.02) to $0.00, compared to diluted earnings per share from continuing operations of $0.16 for the corresponding period ended August 4, 2007.  This projection includes pre-tax charges of $5.5 million ($3.4 million after-tax, or $0.03 per diluted share), related to previously announced streamlining initiatives.  The Company's projection for the quarter assumes net sales from continuing operations in the range of $625 to $640 million, compared to net sales from continuing operations of $694 million for the period ended August 4, 2007.  The Company's projection assumes high single digit percentage decreases in consolidated comparable store sales for the Company's Retail Stores segment, compared to a 3% decrease in consolidated comparable store sales in the prior year.

Charming Shoppes, Inc. will host its first quarter earnings conference call today at 9:15 am Eastern time.  To listen to the conference call, please dial 877-407-8293 approximately 10 minutes prior to the scheduled event.  The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives.  The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today’s conference call, on the Company’s corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material.  It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission.  Accessing this call or the rebroadcast constitutes consent to these terms and conditions.  Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At May 3, 2008, Charming Shoppes, Inc. operated 2,408 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET®, and PETITE SOPHISTICATE OUTLET®.  During the three months ended May 3, 2008 the Company opened 28, relocated 25, and closed 29 retail stores.  The Company ended the period with 975 Fashion Bug and Fashion Bug Plus stores, 905 Lane Bryant and Lane Bryant Outlet stores, 470 Catherines stores, and 58 Petite Sophisticate and Petite Sophisticate Outlet stores, comprising approximately 15,907,000 square feet of leased space. Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders:  Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's.  Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This release contains and the Company’s conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate our identified strategic solution for our non-core misses apparel catalog titles and the refinancing of certain real estate assets, the failure to effectively implement our planned cost and capital budget reduction plans, the failure to effectively implement the Company's plans for consolidation of the Catherines Plus Sizes brand, a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to generate a positive response to the Company's new Lane Bryant catalog and the Lane Bryant credit card program, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure to achieve improvement in the Company's competitive position, adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, the failure to maintain efficient and uninterrupted order- taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President, Investor Relations
215-638-6955

CHARMING SHOPPES, INC.
(Unaudited)

		1st Quarter		1st Quarter
		Ended		Ended
	Percent	May 3,	Percent	May 5,	Percent
(in thousands, except per share amounts)	Change	2008	of Sales (a)	2007	of Sales (a)

Net sales	(7.9)	$641,346	100.0	$696,614	100.0

Cost of goods sold, buying, catalog and occupancy	(5.5)	447,183	69.7	473,151	67.9
Selling, general, and administrative	3.7	186,795	29.1	180,098	25.9
Restructuring charges (b)	n/a	3,611	0.6	0	0.0
Total operating expenses	(2.4)	637,589	99.4	653,249	93.8

Income from operations	(91.3)	3,757	0.6	43,365	6.2

Other income, principally interest	(61.3)	515	0.1	1,330	0.2
Interest expense	(27.4)	(2,369)	(0.4)	(3,263)	(0.5)

Income from continuing operations before income taxes	(95.4)	1,903	0.3	41,432	5.9
Income tax provision	(91.7)	1,246	0.2	14,966	2.1

Income from continuing operations	(97.5)	657	0.1	26,466	3.8

Loss from operations of discontined component (including loss
on disposal of $28,390), net of tax (c)	n/a	(35,114)	(5.5)	(168)	0.0
Net income/(loss)	(231.0)	$(34,457)	(5.4)	$26,298	3.8

Earnings/(loss) per share:
Basic:
Income from continuing operations		$0.01		$0.22
Loss from discontinued operations, net of tax		(0.31)		(0.00)
Net income/(loss)		$(0.30)		$0.21
Weighted average shares and equivalents outstanding		114,588		123,003

Diluted:
Income from continuing operations		$0.01		$0.20
Loss from discontinued operations, net of tax		(0.30)		(0.00)
Net income/(loss)		$(0.30)		$0.20
Weighted average shares and equivalents outstanding		115,342		139,938

(a) Results do not add due to rounding.

(b) Represents primarily accelerated depreciation, relocation charges, and lease termination charges related to the consolidation and streamlining initiatives announced during the 4th Quarter of Fiscal 2008.

(c) Loss from operations of discontinued component for the 1st Quarter of Fiscal 2009 represents the results of operations and estimated loss on disposal, net of taxes of $20,854, related to the planned sale of the non-core misses apparel catalog businesses.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	May 3,	February 2,
(In thousands, except share amounts)	2008	2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$79,175	$61,335
Available-for-sale securities	6,456	13,364
Accounts receivable, net of allowances of $6,762 and $5,627	8,190	33,535
Investment in asset-backed securities	116,119	115,912
Merchandise inventories	371,097	330,216
Deferred advertising	8,177	5,546
Deferred taxes	8,459	7,531
Prepayments and other	143,645	151,716
Current assets of discontinued operations	110,058	132,753
Total current assets	851,376	851,908

Property, equipment, and leasehold improvements – at cost	1,073,041	1,107,662
Less accumulated depreciation and amortization	633,128	658,410
Net property, equipment, and leasehold improvements	439,913	449,252

Trademarks and other intangible assets	188,762	188,942
Goodwill	66,666	66,666
Other assets	55,820	56,536
Total assets	$1,602,537	$1,613,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	158,541	$122,629
Accrued expenses	164,122	167,002
Current liabilities of discontinued operations	45,697	48,504
Current portion – long-term debt	8,566	8,827
Total current liabilities	376,926	346,962

Deferred taxes	37,437	37,275
Other non-current liabilities	204,880	192,454
Long-term debt	306,039	306,169

Stockholders’ equity
Common Stock $.10 par value:
Authorized – 300,000,000 shares
Issued – 151,882,380 shares and 151,569,850 shares	15,188	15,157
Additional paid-in capital	410,864	407,499
Treasury stock at cost – 38,482,213 shares and 36,477,246 shares	(347,730)	(336,761)
Accumulated other comprehensive income/(loss)	(3)	22
Retained earnings	598,936	644,527
Total stockholders’ equity	677,255	730,444
Total liabilities and stockholders’ equity	$1,602,537	$1,613,304

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Amounts are preliminary and subject to reclassifications and adjustments.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	May 3,	May 5,
(In thousands)	2008	2007

Operating activities
Net income/(loss)	$(34,457)	$26,298
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	27,188	22,744
Loss on disposition of discontinued operations	45,251	0
Deferred income taxes	(993)	(395)
Stock-based compensation	2,898	2,924
Excess tax benefits related to stock-based compensation	0	(636)
Write-off of deferred taxes – employee stock programs	(263)	0
Write-down of capital assets	1,919	0
Net loss from disposition of capital assets	558	460
Net gain from securitization activities	(367)	(328)
Changes in operating assets and liabilities
Accounts receivable, net	25,345	26,535
Merchandise inventories	(39,060)	(40,075)
Accounts payable	30,864	18,496
Deferred advertising	(5,142)	1,006
Prepayments and other	(8,736)	4,349
Income taxes payable	0	1,869
Accrued expenses and other	854	(4,318)
Net cash provided by operating activities	45,859	58,929

Investing activities
Investment in capital assets	(22,014)	(37,511)
Gross purchases of securities	(115,056)	(1,322)
Proceeds from sales of securities	122,125	2,563
Increase in other assets	(36)	(2,546)
Net cash used by investing activities	(14,981)	(38,816)

Financing activities
Proceeds from issuance of senior convertible notes	0	250,000
Proceeds from long term borrowings	87	0
Repayments of long-term borrowings	(2,271)	(2,749)
Payments of deferred financing costs	(45)	(6,250)
Excess tax benefits related to stock-based compensation	0	636
Purchase of hedge on senior convertible notes	0	(82,250)
Sale of common stock warrants	0	49,050
Purchases of treasury stock	(10,969)	(131,102)
Net proceeds/(payments) from shares issued under employee stock plans	69	(373)
Net cash provided/(used) by financing activities	(13,129)	76,962

Increase in cash and cash equivalents	17,749	97,075
Cash and cash equivalents, beginning of period	61,842	143,838
Cash and cash equivalents, end of period	$79,591	$240,913

Non-cash financing and investing activities
Assets acquired through capital leases	$1,793	$0

Amounts are preliminary and subject to reclassifications and adjustments.